Exhibit 11

ESTERLINE TECHNOLOGIES CORPORATION
(In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share – Basic

	2004	2003	2002	2001	2000
Income From Continuing
Operations	$33,374	$29,741	$31,284	$42,639	$29,544
Income (Loss) From
Discontinued Operations,
Net of Tax	9,181	(5,808)	(25,039)	(9,780)	3,043

Earnings Before Cumulative
Effect of a Change in
Accounting Principle	42,555	23,933	6,245	32,859	32,587

Cumulative Effect of a Change
in Accounting Principle,
Net of Tax	—	—	(7,574)	(403)	—

Net Earnings (Loss)	$42,555	$23,933	$(1,329)	$32,456	$32,587

Weighted Average Number
of Shares
Outstanding – Basic	21,195	20,900	20,751	19,641	17,375

Earnings (Loss) Per Share – Basic:
Continuing operations	$1.57	$1.42	$1.51	$2.17	$1.70
Discontinued operations	.44	(.27)	(1.21)	(.50)	.18

Earnings per share before
cumulative effect of
a change in
accounting principle	2.01	1.15	.30	1.67	1.88
Cumulative effect of
a change in
accounting principle	—	—	(.37)	(.02)	—

Earnings (Loss) Per
Share – Basic	$2.01	$1.15	$(.07)	$1.65	$1.88

ESTERLINE TECHNOLOGIES CORPORATION
(In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share – Diluted

	2004	2003	2002	2001	2000
Income From Continuing
Operations	$33,374	$29,741	$31,284	$42,639	$29,544
Income (Loss) From
Discontinued Operations,
Net of Tax	9,181	(5,808)	(25,039)	(9,780)	3,043

Earnings Before Cumulative
Effect of a Change in
Accounting Principle	42,555	23,933	6,245	32,859	32,587

Cumulative Effect of a Change
in Accounting Principle,
Net of Tax	—	—	(7,574)	(403)	—

Net Earnings (Loss)	$42,555	$23,933	$(1,329)	$32,456	$32,587

Weighted Average Number
of Shares Outstanding	21,195	20,900	20,751	19,641	17,375

Net Shares Assumed to be
Issued for Stock Options	344	205	270	373	279

Weighted Average Number
of Shares and Equivalent
Shares Outstanding –
Diluted	21,539	21,105	21,021	20,014	17,654

Earnings (Loss) Per
Share – Diluted:
Continuing operations	$1.55	$1.41	$1.49	$2.13	$1.68
Discontinued operations	.43	(.28)	(1.19)	(.49)	.17

Earnings per share
before cumulative
effect of a change in
accounting principle	1.98	1.13	.30	1.64	1.85
Cumulative effect of
a change in accounting
principle	—	—	(.36)	(.02)	—

	2004	2003	2002	2001	2000

Earnings (Loss) Per
Share – Diluted	$1.98	$1.13	$(.06)	$1.62	$1.85

Earnings (Loss) Per
Share – Basic	$2.01	$1.15	$(.07)	$1.65	$1.88

Dilutive Effect Per Share	$.03	$.02	$(.01)	$.03	$.03